AGREEMENT


     THIS AGREEMENT (the "Agreement") is made this 31st day of August, 1999.

                           R E C I T A L S

     WHEREAS, Health-Chem Corporation (the "Company") issued its 10.375% Convertible Subordinated Debentures (the "Debentures") due April 15, 1981 between the Company and Bankers Trust Company, as trustee (the "Trustee").

     WHEREAS, the Company defaulted on the Debentures by failing to make the principal payment due on the Debentures on April 15, 1999.

     WHEREAS, Health-Chem's subsidiaries include HS Protective Fabrics Corp., Herculite Products, Inc., Hercon Environmental Corporation, Transderm Laboratories Corp., Hercon Laboratories Corporation and Aberdeen Research Corp. (collectively with the Company, the "Companies").

     WHEREAS, the Debentures are in default and representatives of the Companies have met with Debentureholders on several occasions and requested the holders thereof to refrain from action to enforce the Indenture and provide the Companies with an opportunity to sell assets and utilize these assets to pay down their remaining debt.

     WHEREAS, after payment of outstanding debt to IBJ Whitehall
Business Credit Corp. the only material debt of the Companies remaining is the balance of the amounts due and owing under the Indenture.

     WHEREAS, the sale of the assets of two of the Company's subsidiaries, Herculite Products, Inc. and Hercon Environmental
Corporation pursuant to an agreement dated July 20, 1999 was consummated on August 19, 1999 (the "Asset Sale").

     WHEREAS, part of the proceeds from the Asset Sale have been used to establish an escrow fund in the amount of $550,000 (the
"Escrow Fund")  to be held by Rhoads & Sinon LLP, as escrow agent.

     WHEREAS, the Companies have informed the Trustee that they have no material assets other than those of Transderm Laboratories Corporation ("Transderm").

     WHEREAS, representatives of the Companies believe that it would be in the best interests of the Debenture holders to continue to refrain from action to collect on the Debentures.

     WHEREAS, representatives of the Companies have further stated they believe it would be in the best interests of Debenture holders to permit the Companies to consider various possible arrangements for carrying on the remaining business of Transderm, or, only if necessary, effecting a sale of the Transderm assets.

     NOW, THEREFORE, the parties hereto, intending to be legally bound, do hereby agree as follows:

     1. The Companies will provide the Trustee for the benefit of the amounts payable under the Indenture with timely material information that is public with respect to material transactions relating to their remaining business, and material non-public information under a suitable, mutually acceptable confidentiality agreement between the Companies and the Trustee.

     2. The Companies agree that the Debentures should be paid out of the proceeds of any remaining assets and that they will exercise their best efforts to effect a repayment plan to pay the Debentures at the earliest practicable date.

     3. The Companies agree that pending the effectuation of a repayment plan or repayment of all amounts due under the Indenture, they will not make any payments to insiders, provided that insiders can be paid salaries and benefits due to them, and can receive payment on their Debentures in the same manner and to the same extent as all other holders of Debentures, and the Companies will give the Trustee not less than two business days' notice (by fax or hand delivery) before engaging in any extraordinary transactions.

     4. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to any choice of law or conflicting provision or rule (whether of the State of New York or any other jurisdiction) that would cause the laws of any jurisdiction other than the State of New York to be applied.

     5. This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                   HEALTH-CHEM CORPORATION

                                   By:     /s/Marvin M. Speiser
                                        Name:  Marvin M. Speiser
                                        Title: President







                                   HS PROTECTIVE FABRICS CORP.

                                   By:     /s/Marvin M. Speiser
                                        Name:  Marvin M. Speiser
                                        Title: President


                                   HERCULITE PRODUCTS, INC.

                                   By:     /s/Marvin M. Speiser
                                        Name:  Marvin M. Speiser
                                        Title: Chairman of the
                                                  Board


                                   HERCON ENVIRONMENTAL CORPORATION

                                   By:     /s/Marvin M. Speiser
                                        Name:  Marvin M. Speiser
                                        Title: Chairman of the
                                                  Board


                                   TRANSDERM LABORATORIES CORP.

                                   By:     /s/Robert D. Speiser
                                        Name:  Robert D. Speiser
                                        Title: President


                                   HERCON LABORATORIES CORPORATION

                                   By:     /s/Robert D. Speiser
                                        Name:  Robert D. Speiser
                                        Title: President


                                   ABERDEEN RESEARCH CORP.

                                   By:     /s/Marvin M. Speiser
                                        Name:  Marvin M. Speiser
                                        Title: President


                                   BANKERS TRUST COMPANY,
                                        as Indenture Trustee

                                   By:     /s/Stanley Burg
                                        Name:  Stanley Burg
                                        Title:  Vice President

10-K EXHIBIT 10.22